As filed with the Securities and Exchange Commission on December 8, 2015.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

InfraREIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	75-2952822
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1807 Ross Avenue, 4th Floor

Dallas, Texas 75201

(Address of principal executive offices, including zip code)

InfraREIT, Inc. 2015 Equity Incentive Plan

(Full title of the plan)

Benjamin D. Nelson

Senior Vice President and General Counsel

InfraREIT, Inc.

1807 Ross Avenue, 4th Floor

Dallas, Texas 75201

(Name and address of agent for service)

(214) 855-6700

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large Accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.01 par value per share	375,000 shares(3)	$19.94	$7,477,500	$753

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), shares of common stock that may be issuable upon any share split, share dividend or similar transaction with respect to these shares of common stock are also being registered hereunder.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares of common stock as reported on the New York Stock Exchange on December 4, 2015.
(3)	Represents shares of common stock reserved for issuance under the InfraREIT, Inc. 2015 Equity Incentive Plan.

PART I

InfraREIT, Inc. (the “Registrant”) will provide all participants in the InfraREIT, Inc. 2015 Equity Incentive Plan with the document(s) containing the information required by Part I of Form S-8, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with the note to Part I of Form S-8 and Rule 428 of the Securities Act, the Registrant has not filed such document(s) with the Commission, but such document(s) (along with the documents incorporated by reference into this registration statement on Form S-8 (this “Registration Statement”) pursuant to Item 3 of Part II hereof) shall constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

Item 3. Incorporation of Documents by Reference.

Except to the extent that information is deemed furnished and not filed pursuant to securities laws and regulations, the Registrant hereby incorporates by reference the following documents filed by it with the Commission:

(1)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 18, 2015;

(2)	the Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, filed on May 14, 2015, August 7, 2015 and November 6, 2015, respectively;

(3)	the Registrant’s Current Reports on Form 8-K filed with the SEC on filed on February 4, 2015 (two reports), March 10, 2015 and December 4, 2015;

(4)	the Registrant’s Current Report on Form 8-K/A filed with the SEC on March 24, 2015; and

(5)	the description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A, filed on January 28, 2015, and any subsequent amendment or report filed for the purpose of updating such descriptions.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, in any subsequently filed supplement to this Registration Statement or any document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

The Maryland General Corporation Law (“MGCL”) permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty that is established by a final judgment and is material to the cause of action. The Registrant’s charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.

The Registrant’s charter and bylaws provide for indemnification of its officers and directors against liabilities to the maximum extent permitted by the MGCL, as amended from time to time.

The MGCL requires a Maryland corporation (unless its charter provides otherwise, which the Registrant’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty;

•	the director or officer actually received an improper personal benefit in money, property or services; or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received by such director or officer, unless in either case a court orders indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, and then only for expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon its receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation; and

•	a written undertaking by the director or officer or on the director’s or officer’s behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director or officer did not meet the standard of conduct.

The Registrant’s charter authorizes the Registrant to obligate itself, and the Registrant’s bylaws obligate it, to the maximum extent permitted by Maryland law in effect from time to time, to indemnify and pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to:

•	any present or former director or officer of the Registrant who is made, or threatened to be made, a party to, or witness in, the proceeding by reason of his or her service in that capacity; or

•	any individual who, while a director or officer of the Registrant and at its request, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made, or threatened to be made, a party, or witness in, to the proceeding by reason of his or her service in that capacity.

The Registrant’s charter and bylaws also permit it to indemnify and advance expenses to any individual who served any predecessor of the Registrant or any entity acquired by the Registrant or any partnership controlled by it, or an “acquired entity,” or any predecessor to an acquired entity in any of the capacities described above and to any employee or agent of the Registrant or any predecessor of the Registrant or of any acquired entity or any predecessor of an acquired entity.

The Registrant has entered into indemnification agreements with each of its directors and executive officers that obligate the Registrant to indemnify and advance expenses to them to the maximum extent permitted by Maryland law. The indemnification agreements provide that, if a director or executive officer is a party or is threatened to be made a party to or a witness in any proceeding by reason of his or her service as a director, officer, employee or agent of the Registrant or as a director, officer, partner, managing member, manager, fiduciary, employee, agent or trustee of any other corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise that he or she is or was serving in such capacity at the Registrant’s request, the Registrant must indemnify the director or executive officer for all expenses and liabilities actually and reasonably incurred by him or her, or on his or her behalf, to the maximum extent permitted under Maryland law, including in any proceeding brought by the director or executive officer to enforce his or her rights under the indemnification agreement, to the extent provided by the agreement. The indemnification agreements also require the Registrant to advance reasonable expenses incurred by the indemnitee within ten days of the receipt by the Registrant of a statement from the indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied or preceded by:

•	a written affirmation of the indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

•	a written undertaking, which may be unsecured, by the indemnitee or on his or her behalf to repay the amount paid if it shall ultimately be established that the standard of conduct has not been met.

The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including requiring such determination be made by independent counsel after a change of control of the Registrant.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

4.1	—	Articles of Restatement of the Registrant (filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K dated March 9, 2015 and filed March 10, 2015 and incorporated herein by reference).

4.2	—	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed December 31, 2014 and incorporated herein by reference).

4.3	—	InfraREIT, Inc. 2015 Equity Incentive Plan (filed as Exhibit 10.47 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed December 31, 2014 and incorporated herein by reference).

5.1	—	Opinion of Venable LLP

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Ernst & Young LLP.

23.3	—	Consent of Venable LLP (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Indemnification of Directors and Officers.

(a) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Dallas, State of Texas, on December 8, 2015.

INFRAREIT, INC.

Date: December 8, 2015	By:	/s/ Benjamin D. Nelson
Benjamin D. Nelson
Senior Vice President and General Counsel

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David Campbell, Brant Meleski and Benjamin D. Nelson, and each of them, any of whom may act without the joinder of the other, as his lawful attorneys-in-fact and agents, with full power or substitution and resubstitution for him in any and all capacities, to sign and file any and all amendments to this Registration Statement on Form S-8, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, it being understood that said attorneys-in-fact and agents, and each of them, shall have full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and that each of the undersigned hereby ratifies and confirms all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ W. Kirk Baker	Chairman of the Board of Directors	December 8, 2015
W. Kirk Baker

/s/ David Campbell	President, Chief Executive Officer	December 8, 2015
David Campbell	and Director (Principal Executive Officer)

/s/ Brant Meleski	Senior Vice President and Chief	December 8, 2015
Brant Meleski	Financial Officer (Principal Accounting and Financial Officer)

/s/ Hunter L. Hunt	Director	December 8, 2015
Hunter L. Hunt

/s/ John Gates	Director	December 8, 2015
John Gates

/s/ Storrow M. Gordon	Director	December 8, 2015
Storrow M. Gordon

/s/ Trudy A. Harper	Director	December 8, 2015
Trudy A. Harper

/s/ Harold R. Logan, Jr.	Director	December 8, 2015
Harold R. Logan, Jr.

/s/ Harvey Rosenblum	Director	December 8, 2015
Harvey Rosenblum

/s/ Ellen C. Wolf	Director	December 8, 2015
Ellen C. Wolf

EXHIBIT INDEX

4.1	—	Articles of Restatement of the Registrant (filed as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K dated March 9, 2015 and filed March 10, 2015 and incorporated herein by reference).

4.2	—	Amended and Restated Bylaws of the Registrant (filed as Exhibit 3.5 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed December 31, 2014 and incorporated herein by reference).

4.3	—	InfraREIT, Inc. 2015 Equity Incentive Plan (filed as Exhibit 10.47 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-11 filed December 31, 2014 and incorporated herein by reference).

5.1	—	Opinion of Venable LLP.

23.1	—	Consent of KPMG LLP.

23.2	—	Consent of Ernst & Young LLP.

23.3	—	Consent of Venable LLP (included in Exhibit 5.1).

24.1	—	Power of Attorney (included on the signature page to this Registration Statement).